FingerMotion Subsidiary & China Mobile Launch Device Protection
Insurance Service

NEW YORK, NY, February 15, 2022 (ACCESSWIRE) - FingerMotion, Inc. (NASDAQ:FNGR) (the “Company” or “FingerMotion”), a mobile data and services company, is pleased to announce the signing of a strategic cooperation agreement between China Mobile and Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. (“TengLian”) to create a device protection insurance product for mobile phones and the new 5G phones. This cooperation agreement follows the rollout of the China Unicom device protection product on January 26, 2022. When China Mobile launches this new service, it will encompass more than 1 billion users and allow them to redeem their loyalty points to upgrade their phones and package plans to 5G.

This cooperation agreement represents a major milestone in the device protection market as it represents 80% of the users in the entire Chinese market, with TengLian as the first company to provide this type of groundbreaking product. At FingerMotion’s core is a technology company that is well positioned to capitalize on China’s digital transformation to 5G. FingerMotion’s prowess in developing value-added products such as phone devices, sales bundles, and package upgrades helps drive sales to the portal platform.

The strategic plan for 2022 expects “full online coverage and provincial offline coverage.” China Mobile’s app which is operated by FingerMotion will be critical to onboarding new users. There are 50 million users in Henan1, 54 million in Zhejiang 2, 35 million in Anhui3 and 23.8 million in Shanxi4. The Company expects to hit the milestone of 1.0 million devices under devise protection by the end of 2022. There are also plans to increase the support structure of the organization in order to accommodate the expected increase in sales. Within 3 years, FingerMotion expects the number of users of our platform to exceed 20 million based on 10 provinces, municipalities, and other regions.

“This newest cooperation agreement gives us incredible control of the market and the ability to set the narrative with respect to device insurance protection,” said Martin Shen, CEO of FingerMotion, Inc. “One of the other things that we are finding out is that the Top Up business is extremely resilient to any recessionary pressures. The recurring revenue streams that we have created are very predictable and stable thereby creating a solid foundation on which to expand. The Company also has a tailwind with respect to the implementation of 5G. A massive 5G replacement cycle has begun that we expect will push service revenues and hardware sales.”

[1]	http://www.10086.cn/aboutus/culture/intro/province_culture_intro_detail/ha/index.html?id=1

[2]	http://www.10086.cn/aboutus/culture/intro/province_culture_intro_detail/zj/index.html?id=1

[3]	https://mbd.baidu.com/newspage/data/landingsuper?rs=627451828&ruk=DwsSRcK5KKyuqsgg8ai1-A&isBdboxFrom=1&pageType=1&urlext=%7B%22cuid%22%3A%220OSCigup2aY9aSiElPSf8lu6H8_uu2i-g8Hui0OHva0puHisla2c8gteWP0aiQPtFrtmA%22%7D&context=%7B%22nid%22%3A%22news_8911455749045880710%22%7D

[4]	http://www.10086.cn/aboutus/culture/intro/province_culture_intro_detail/sn/index.html?id=1

About TengLian

TengLian is a digital technology service company that provides long-term e-commerce portal service management to the mobile operators in China. The company is authorized to optimize the product and service offerings in the portals, which means they have the capability to effectively integrate products and services within the portal and referrals outside the portal. The company also has a customer support function, so that users are able to quickly and efficiently solve their issues.

About China Mobile

As a pioneer and market leader in the world’s largest mobile market, China Mobile aims to maintain its leading position in 4G development and lead the commercialization of 5G technologies. As of March 31, 2020, China Mobile had approximately 946 million mobile customers, including approximately 752 million 4G customers and approximately 32 million 5G package customers. China Mobile’s revenue from telecommunications services alone was 674 billion RMB as at December 31, 2019. (The foregoing information on China Mobile was obtained from the Form 20-F for China Mobile Limited for the fiscal year ended December 31, 2019 filed with the SEC on April 28, 2020 at pages 25, 26 and 50.) In addition, as at the end of May 2020, China Mobile had 55.6 million 5G customers (source: RCRWirelessNews Intelligence on All Things Wireless article dated June 23, 2020 by Joan Pedro Tomás).

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “should,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.